                                                               Exhibit (a)(1)(F)

                         NOTICE OF GUARANTEED DELIVERY

                        U.S. OFFER TO PURCHASE FOR CASH
                19,843,658 AMERICAN DEPOSITARY SHARES ("ADSS")
   REPRESENTING IN THE AGGREGATE 138,905,606 CLASS D SHARES OF COMMON STOCK

                                      OF

                      COMPANIA ANONIMA NACIONAL TELEFONOS
                             DE VENEZUELA (CANTV)

                                      FOR

                                $30.00 PER ADS

     (EACH ADS REPRESENTING SEVEN CLASS D SHARES OF COMMON STOCK OF CANTV)

                                      BY

                      COMPANIA ANONIMA NACIONAL TELEFONOS
                             DE VENEZUELA (CANTV)

THE U.S. OFFER IS OPEN TO ALL HOLDERS OF AMERICAN DEPOSITARY SHARES AND CLASS D
                               SHARES OF CANTV.

  THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 23, 2001, UNLESS THE U.S. OFFER IS EXTENDED.

    As set forth under the section "Procedure for Tendering in the U.S. Offer; Valid Tender" in the U.S. Offer to Purchase dated October 24, 2001 (the "U.S. Offer to Purchase"), this Notice of Guaranteed Delivery or one substantially equivalent hereto (this "Form") must be used to tender ADSs or Class D Shares pursuant to the U.S. Offer if the American Depositary Receipts ("ADRs") representing such ADSs or share certificates representing Class D Shares are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Receiving Agent prior to the expiration date of the U.S. Offer. This Form, properly completed and duly executed (including the signature guarantee by an Eligible Institution in the form set forth hereinafter) may be delivered by hand or mail to the Receiving Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the U.S. Offer to Purchase.

                  THE RECEIVING AGENT FOR THE U.S. OFFER IS:

                             THE BANK OF NEW YORK

    By First-Class Mail:                  By Hand:                 By Overnight Delivery:
Tender & Exchange Department    Tender & Exchange Department    Tender & Exchange Department
        P.O Box 11248         c/o The Depository Trust Company 385 Rifle Camp Road, 5th Floor
    Church Street Station             55 Water Street          West Paterson, New Jersey 07424
New York, New York 10286-1248      Jeanette Park Entrance
                                  New York, New York 10041

                                 By Facsimile:
                       (For Eligible Institutions Only)
                                (973) 247-4077

                   For Confirmation of Facsimile, Telephone:
                                (973) 247-4076

    DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DO NOT SEND ADRS REPRESENTING ADSS OR SHARE CERTIFICATES REPRESENTING CLASS D SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY; ADRS OR CLASS D SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH LETTER OF TRANSMITTAL.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to CANTV, a company incorporated under the laws of Venezuela (the "Company"), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs or Class D Shares specified below pursuant to the Guaranteed Delivery Procedures described in the U.S. Offer to Purchase under the section "Procedure for Tendering in the U.S. Offer; Valid Tender."

Number of ADSs                                   Name of Record Holder(s):
or Class D Shares:
                                                 Address(es):
ADR No.(s) or
Certificate No.(s)
(if available):


                                                 Area Code and Tel. No:

                                                 Signature(s):
Account Number:

If ADSs will be tendered by book-entry transfer, check this box [ ]:

Name of Tendering Institution:                   Dated:

Account Number:

Dated:

                                   GUARANTEE
                   (Not to be Used to Guarantee Signatures)

    The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby (a) guarantees the above named person(s) "own(s)" the ADSs or Class D Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees that it will deliver to the Receiving Agent, at one of its addresses set forth above, the ADRs representing the ADSs or the share certificates representing Class D Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such ADSs into the Receiving Agent's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the U.S. Offer to Purchase) in lieu of a Letter of Transmittal, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Receiving Agent and must deliver the Letter of Transmittal and ADRs representing the ADSs or share certificates representing Class D Shares to the Receiving Agent, or complete the book-entry transfer procedures, within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

   Name of Firm: ______________________________________________________________

   Address:
               ________________________________________________________________

               ________________________________________________________________
                                   Zip Code

   Area Code and Tel. No.: ____________________________________________________

   Authorized Signature: ______________________________________________________

   Name: ______________________________________________________________________
                                 Please Print

   Title: _______________________ Dated: ______________________________________

DO NOT SEND ADRS REPRESENTING ADSS OR SHARE CERTIFICATES REPRESENTING CLASS D
                SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY;
  ADRS OR SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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